SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 21, 2000




                         YONKERS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



Delaware                            0-277716                       13-3870836
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File No.)             (IRS Employer
of incorporation)                                            Identification No.)



6 Executive Plaza, Yonkers, New York                                  10701
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: (914) 965-2500



                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

     On July 21, 2000, Yonkers Financial Corporation issued the press release attached as Exhibit 99.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Exhibits

          99   Press release dated July 21, 2000

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            YONKERS FINANCIAL CORPORATION



Date:  July 25, 2000               By:      /s/ Richard F. Komosinski
       ----------------                     ------------------------------------
                                            Richard F. Komosinski, President and
                                              Chief Executive Officer

                                   EXHIBIT 99

DATE:      July 21, 2000

CONTACTS:  Richard F. Komosinski, President and CEO
           Joseph D. Roberto, Senior Vice President, Treasurer and CFO

PHONE:     914-965-2500

FOR IMMEDIATE RELEASE
---------------------


               YONKERS FINANCIAL CORPORATION REPORTS INCREASES OF 31.7% IN NET INCOME AND 55.6% IN DILUTED EARNINGS PER SHARE FOR THE QUARTER ENDED JUNE 30, 2000 AND
              DECLARES QUARTERLY CASH DIVIDEND OF $0.09 PER SHARE

     Yonkers,  New York - July 21, 2000 Yonkers Financial  Corporation  (NASDAQ:
YFCB) (the "Company"), the holding company for The Yonkers Savings and Loan Association, FA, reported diluted earnings per common share of $0.42 for the quarter ended June 30, 2000, an increase of 55.6% compared to $0.27 reported for the quarter ended June 30, 1999. Net income increased by 31.7%, or $208,000, to $865,000. For the nine months ended June 30, 2000 diluted earnings per common share was $1.15, an increase of 42.0% compared to $0.81 in the prior year period. Net income for the nine months ended June 30, 2000 amounted to $2.4 million, an increase of 18.7% from last year.

     The Company also announced that the Board of Directors, at its July 18, 2000 meeting, declared a cash dividend of $0.09 per share, payable August 14, 2000 to holders of record as of July 31, 2000. The dividend represents the Company's twentieth consecutive quarterly cash dividend since converting to stock form.

     Commenting on the Company's results Richard F. Komosinski, the Company's President and Chief Executive Officer, said, "We are pleased with our solid financial performance and are particularly proud of the double digit increases in net income and earnings per share. The dramatic growth in our loan portfolio, particularly higher-yielding multi-family and mixed-use commercial real estate loans, and deposits is consistent with our commitment to enhancing shareholder value. "

     Total assets at June 30, 2000 amounted to $523.1 million, an increase of $65.4 million, or 14.3%, from $457.7 million at September 30, 1999. Asset growth during the period was funded primarily through growth in the Company's deposit base relating to the expansion of its retail franchise, as well as proceeds from borrowings under Federal Home Loan Bank ("FHLB") advances and securities repurchase agreements. Deposits increased $46.7 million to $319.7 million at June 30, 2000 from $273.0 million at September 30, 1999. Total borrowings increased by $17.5 million to $165.4 million at June 30, 2000 from $147.9 million at September 30, 1999.

     Funds provided by deposit growth and borrowings, as well as proceeds from the sales of mortgages held for sale, were primarily invested in new loans. Overall, total loans (loans receivable and mortgage loans held for sale) increased $66.8 million or 22.3%, to $366.0 million at June 30, 2000 from $299.2 million at September 30, 1999. Loan quality remains high with non-performing loans totaling $285,000 or 0.08% of total loans receivable compared to $755,000 or 0.25% at September 30, 1999.

     Stockholders' equity increased to $33.3 million at June 30, 2000 from $32.0 million at September 30, 1999, while the ratio of stockholders' equity to total assets decreased to 6.4% from 7.0% at September 30, 1999. Book value per share increased to $14.94 at June 30, 2000 from $14.30 at September 30, 1999.

     Net interest income for the three months ended June 30, 2000 was $3.5 million, an increase of $454,000, or 14.8%, from $3.1 million for the same period in 1999. Net interest income for the nine months ended June 30, 2000 was $10.5 million, an increase of $1.7 million or 19.1% over the same period in the prior year. These increases reflect the positive effect on net interest income of higher average interest-earning assets, primarily attributable to the investment of proceeds from deposit growth and borrowings. The increase for the three months ended June 30, 2000 was partially offset by a decline in the average interest rate spread to 2.52% from 2.82% at June 30, 1999. For the nine months ended June 30, 2000 the average interest rate spread decreased to 2.58% from 2.65% for the same period a year earlier. The net interest margin for the three and nine months ended June 30, 2000 was 2.77% and 2.82%, respectively, compared to 3.23% and 3.12% for the respective 1999 periods.

     Non-interest income for the three months ended June 30, 2000 increased $248,000 to $413,000 from $165,000 for the three months ended June 30, 1999. This increase reflects a $172,000 increase in service charges and fee income, a $98,000 increase in the net gain on sales of real estate mortgage loans held for sale, partially offset by a $16,000 decrease in the net gain on sales of securities and a $6,000 decrease in other non-interest income. The increase in service charges and fee income results from increases in transaction volume as well as $82,000 in income from our recently launched annuities and mutual funds sales program. The increase in net gain on sales of real estate mortgage loans held for sale relates to a $97,000 provision for losses on loans held for sale charged in the quarter ended June 30, 1999, no such provisions were made in the recent quarter. For the nine months ended June 30, 2000 non-interest income increased to $1.1 million from $898,000 for the 1999 period.

     Non-interest expense increased $338,000 to $2.5 million for the three months ended June 30, 2000 compared to $2.2 million for the three months ended June 30, 1999. For the nine months ended June 30, 2000 non-interest expense increased $1.4 million to $7.7 million compared to $6.3 million in the prior year. These increases primarily reflect increased costs associated with (i) the establishment of three new in-store branches in May 1999, September 1999 and October 1999, (ii) expansion of the loan department and (iii) costs associated with the proxy fight that was concluded in January of this year.

     The Company was organized in 1995, as the holding company for the Association. The Association currently serves the financial needs of communities in its market area through four traditional retail offices and one lending center  located in  Yonkers,  New York and five  in-store  branches,  located in
Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York. The Company's stock trades on The Nasdaq Stock Market under the symbol "YFCB".

     This news release contains various forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the company and the bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. These factors include, but are not limited to, (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) changes in customer preferences for our products and services, (iii) changes in national and local economic and market conditions, (iv) higher than anticipated operating expenses, (v) a lower level of or higher cost for deposits or a higher cost for borrowings than anticipated, (vi) changes in accounting principles, policies or guidelines, and (vii) legislation or regulations adversely affecting the bank or the company.



                                      -END-


                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                       (In thousands, except share data)
                                                                                 June 30,             September 30,
                                                                                   2000                   1999
                                                                                ----------            -------------
ASSETS
 Cash and cash equivalents:
  Cash and due from banks                                                       $  6,308               $  4,651
  Short-term Investments                                                           4,500                    ---
                                                                                --------               --------
      Total cash and cash equivalents                                             10,808                  4,651
                                                                                --------               --------
Securities:
 Available for sale, at fair value (amortized cost of $116,695 at
  June 30, 2000 and $120,996 at September 30, 1999)                              110,869                116,712
 Held to maturity, at amortized cost (fair value of $17,100 at
  June 30, 2000 and $21,959 at September 30, 1999)                                17,290                 21,936
                                                                                --------               --------
   Total securities                                                              128,159                138,648
                                                                                --------               --------
Real estate mortgage loans held for sale, at lower of cost or market value         1,565                  1,226
                                                                                --------               --------
Loans receivable, net:
    Real estate mortgage loans                                                   355,576                291,199
    Consumer and commercial business loans                                        10,464                  8,254
    Allowance for loan losses                                                     (1,634)                (1,503)
                                                                                --------               --------
     Total loans receivable, net                                                 346,406                297,950
                                                                                --------               --------
Accrued interest receivable                                                        3,343                  2,750
Federal Home Loan Bank stock                                                       9,298                  7,397
Office properties and equipment, net                                               1,971                  1,984
Other assets                                                                       3,505                  3,089
                                                                                --------               --------
  Total assets                                                                  $523,055               $457,695
                                                                                ========               ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Deposits                                                                      $319,713              $ 272,974
  Securities repurchase agreements                                                91,012                 99,987
  FHLB advances                                                                   74,400                 47,948
  Other liabilities                                                                4,631                  4,769
                                                                                --------               --------
   Total liabilities                                                             489,756                425,678


Commitments and contingencies                                                    --------               --------
Stockholders' equity:
 Preferred stock (par value $0.01 per share: 100,000
  shares authorized; none issued or outstanding)                                     ---                    ---
 Common stock (par value $0.01 per share: 4,500,000
  shares authorized; 3,570,750 shares issued)                                         36                     36
 Additional paid-in-capital                                                       35,401                 35,225
 Unallocated common stock held by employee stock ownership plan                   (1,643)                (1,857)
 Unamortized awards of common stock under management recognition plan               (402)                  (621)
 Treasury stock, at cost (1,322,011) shares in 2000 and
   1,332,011 shares in 1999)                                                     (22,037)               (21,866)
 Retained income, substantially restricted                                        25,440                 23,652
 Accumulated other comprehensive (loss)                                           (3,496)                (2,552)
                                                                                --------               --------
       Total stockholders' equity                                                 33,299                 32,017
                                                                                --------               --------
       Total liabilities and stockholders' equity                               $523,055               $457,695
                                                                                ========               ========


                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                     (In Thousands, except per share data)





                                                                              For the Three Months      For the Nine Months
                                                                                Ended June 30,            Ended June 30,
                                                                              --------------------      ---------------------
                                                                                2000         1999         2000         1999
                                                                              --------     -------      --------     --------
Interest and dividend income:
 Loans                                                                        $  6,708     $  4,190     $ 19,213     $ 11,734
 Securities                                                                      2,287        2,306        7,001        7,488
 Other earning assets                                                              234          153          574          520
                                                                              --------     --------     --------     --------
  Total interest and dividend income                                             9,229        6,649       26,788       19,742
                                                                              --------     --------     --------     --------

Interest expense:
  Deposits                                                                       3,106        2,392        8,584        7,113
  Securities repurchase agreements                                               1,381        1,048        4,560        3,364
  FHLB advances                                                                  1,224          145        3,152          452
                                                                              --------     --------     --------     --------
   Total interest expense                                                        5,711        3,585       16,296       10,929
                                                                              --------     --------     --------     --------
     Net interest income                                                         3,518        3,064       10,492        8,813

Provision for loan losses                                                           75           50          145          200
                                                                              --------     --------     --------     --------
     Net interest income after provision for loan losses                         3,443        3,014       10,347        8,613
                                                                              --------     --------     --------     --------
Non-interest income:
 Service charges and fees                                                          361          189          976          512
 Net gain on sales of real estate mortgage loans held for sale                      33          (65)          80          181
 Net gain (loss) on sales of securities                                              9           25           10           98
 Other                                                                              10           16           75          107
                                                                              --------     --------     --------     --------
  Total non-interest income                                                        413          165        1,141          898
                                                                              --------     --------     --------     --------

Non-interest expense:
 Compensation and benefits                                                       1,406        1,194        4,269        3,465
 Occupancy and equipment                                                           373          324        1,067          874
 Data processing service fees                                                      190          154          578          473
 Federal deposit insurance costs                                                    14           36           66          104
 Other                                                                             508          445        1,760        1,378
                                                                              --------     --------     --------     --------
  Total non-interest expense                                                     2,491        2,153        7,740        6,294
                                                                              --------     --------     --------     --------
   Income before income tax expense                                              1,365        1,026        3,748        3,217

Income tax expense                                                                 500          369        1,385        1,226
                                                                              --------     --------     --------     --------
  Net income                                                                  $    865     $    657     $  2,363     $  1,991
                                                                              ========     ========     ========     ========

Earnings per common share:
 Basic                                                                        $   0.43     $   0.28     $   1.18     $   0.82
 Diluted                                                                          0.42         0.27         1.15         0.81
                                                                              ========     ========     ========     ========

                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                    SELECTED FINANCIAL RATIOS AND OTHER DATA
                                   (Unaudited)
                             (Dollars in Thousands)

                                                           At or
                                                    For the Three Months
                                                       Ended June 30,
                                                    --------------------
                                                     2000         1999
                                                    --------     -------

Performance Ratios:

  Return on average assets                           0.62%       0.69%
  Return on average equity                           9.86        6.53
  Average interest rate spread                       2.58        2.65
  Net interest margin                                2.82        3.12
  Efficiency Ratio                                  66.60       65.47
  Net interest income to non-interest expense      135.56      140.02
  Non-interest expense to average assets             2.04        2.18
  Average interest-earning assets to average
    interest-bearing liabilities                   105.65      112.20

Capital Ratios:

  Average equity to average assets                   6.32%      10.57%
  Equity to total assets at end of period            6.37        9.71
    Total risk-based capital                        14.94       24.53

Asset Quality and Other Data:

  Non-performing loans                                285         706
  Real estate owned, net                              ---         183
                                                    -----       -----
   Total non-performing assets                        285         889

Asset quality ratios:

  Non-performing loans to total loans                0.08%       0.32%
  Non-performing assets to total assets              0.05        0.23

Allowance for loan losses to:

  Non-performing loans to total loans              573.33      210.91
  Total loans                                        0.45        0.67